Exhibit 21.1
Subsidiaries of CVR Partners, LP
     The following is a list of all our subsidiaries and their jurisdictions of incorporation or organization.

Entity	Jurisdiction
Coffeyville Resources Nitrogen Fertilizers, LLC	Delaware